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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Community First Bankshares, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 13, 2003

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of Community First Bankshares, Inc. to be held at the Holiday Inn, I-29 and 13th Avenue South, Fargo, North Dakota at 10:00 a.m. Central Daylight Time on April 22, 2003. The Notice of Annual Meeting of Stockholders and the Proxy Statement that follow describe the business to be conducted at the meeting.

        No matter how many shares of stock you own, it is important that your shares be represented. If you cannot personally attend, we encourage you to be represented at the meeting by signing the accompanying proxy card and returning it in the enclosed envelope. Alternatively, you may vote your shares by proxy over the Internet on the Web site shown on the proxy card, or by telephone using the toll-free telephone number shown on the proxy card. Your Internet or telephone vote permits the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

                      Sincerely,

                      Mark A. Anderson
                       President and Chief Executive Officer

COMMUNITY FIRST BANKSHARES, INC.
520 Main Avenue
Fargo, North Dakota 58124-0001

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held April 22, 2003

        NOTICE IS HEREBY GIVEN, that the Annual Meeting of Stockholders of Community First Bankshares, Inc. will be held on Tuesday, April 22, 2003 at 10:00 a.m., Central Daylight Time, at the Holiday Inn, I-29 and 13th Avenue South, Fargo, North Dakota 58103, for the following purposes:

  1.
  To elect ten (10) directors of the Company.

  2.
  To approve amendments to the Company's 1996 Stock Option Plan that would (i) increase the number of shares of Common Stock eligible for option grants from 4 million to 5.9 million shares and (ii) permit shares of Common Stock tendered for payment of the exercise price of an option to be available for subsequent issuance under the 1996 Stock Option Plan.

  3.
  To ratify and approve the selection of independent public accountants for the current fiscal year.

  4.
  To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

        Only holders of record of Common Stock at the close of business on February 28, 2003 will be entitled to notice of, and to vote at, the Annual Meeting and any adjournment or adjournments thereof. Prior to the actual voting thereof, a proxy may be revoked by the person executing the proxy: (i) by filing with the Chief Financial Officer of the Company an instrument of revocation, (ii) by delivering a duly executed proxy bearing a later date, or (iii) by voting in person at the Annual Meeting.

                      BY ORDER OF THE BOARD OF DIRECTORS

                      Mark A. Anderson
                       President and Chief Executive Officer

Fargo, North Dakota
March 13, 2003

YOUR VOTE IS IMPORTANT. TO VOTE YOUR SHARES, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. PLEASE REFER TO THE PROXY CARD FOR INFORMATION ON INTERNET AND TELEPHONE VOTING METHODS.

COMMUNITY FIRST BANKSHARES, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS, APRIL 22, 2003

        This Proxy Statement is furnished to the stockholders of Community First Bankshares, Inc. (the "Company") in connection with the solicitation of proxies of the Company's stockholders by the Board of Directors to be voted at the Annual Meeting of Stockholders of the Company to be held on April 22, 2003, or any adjournment thereof (the "Annual Meeting"). The mailing of this Proxy Statement to stockholders of the Company commenced on or about March 13, 2003.

SOLICITATION AND REVOCATION OF PROXIES

        The cost of the solicitation of proxies for the Annual Meeting is being borne by the Company. In addition to this solicitation, the directors, officers and employees of the Company may solicit proxies from stockholders by telephone, facsimile, e-mail, telegram, personal interview or other means of communication. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in the Company's Common Stock registered in the name of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses. The Company has retained D. F. King & Co., Inc. to assist in the solicitation for a fee estimated at $7,000.

        All proxies that are properly executed and received in a timely manner will be voted in accordance with the instructions noted thereon. Any proxy that does not specify to the contrary will be voted in favor of each of the directors nominated by management, in favor of the proposed amendments to the 1996 Stock Option Plan, and in favor of the appointment of Ernst & Young LLP as independent public accountants for the Company. A stockholder granting a proxy in the form enclosed has the right to revoke it at any time before it is voted by filing with the Chief Financial Officer of the Company an instrument of revocation, delivering a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

VOTING SECURITIES AND RIGHTS

        Only holders of record of Common Stock at the close of business on February 28, 2003 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. A quorum for the purposes of conducting business at the Annual Meeting is a majority of the outstanding shares of Common Stock entitled to vote. As of the Record Date, the Company had 38,643,655 shares, net of treasury shares, of Common Stock outstanding and entitled to vote. Holders of Common Stock are entitled to one vote per share of Common Stock at the Annual Meeting, and in all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the Annual Meeting shall be the act of the stockholders. The election of directors is determined using cumulative voting rights as described under "Election of Directors."

        This year, registered stockholders unable to attend the Annual Meeting may vote in one of three ways: by completing and returning the enclosed proxy card by regular mail, by telephone or by the Internet, as permitted by Delaware law. Specific instructions for using these methods are set forth on the enclosed proxy card. The Internet and telephone voting procedures are designed to authenticate the stockholder's identity and to allow stockholders to vote their shares and confirm that their instructions have been properly recorded.

SECURITY OWNERSHIP OF
PRINCIPAL STOCKHOLDERS AND MANAGEMENT

        The following table sets forth, as of February 28, 2003, the number and percentage of outstanding shares of Common Stock of the Company beneficially owned by each person who is known by the Company to be the beneficial owner of more that 5% of its outstanding Common Stock, by each director of the Company, by each executive officer named in the Summary Compensation Table below, and by all directors and executive officers of the Company as a group.

Name of Beneficial Owner	Shares Beneficially Owned(1)		Options Exercisable Within 60 Days	Total(1)(2)		Percent of Class
T. Rowe Price Associates, Inc.(3) 100 East Pratt Street, Baltimore, Maryland 21202	2,038,124		0	2,038,124		5.29%
Barclays Private Bank and Trust Limited 10 Rue D'Italie, CH-1204 Geneva, Switzerland	2,035,984		0	2,035,984		5.28%
Donald R. Mengedoth(4)	219,443		107,840	327,283		*
Mark A. Anderson	302,665		137,918	440,583		1.14%
Ronald K. Strand	94,753	(5)	131,956	226,709	(5)	*
David A. Lee(4)	52,877		55,303	108,180		*
Gary A. Knutson	18,795		39,666	58,461		*
Charles A. Mausbach	19,545		39,666	59,211		*
Craig A. Weiss	53,973		38,769	92,742		*
Patrick Delaney	12,587		20,000	32,587		*
John H. Flittie	13,400	(6)	20,000	33,400		*
Thomas Gallagher	0		8,000	8,000		*
Darrell G. Knudson	10,000		11,000	21,000		*
Dennis M. Mathisen	1,436,919		20,000	1,456,919		3.78%
Lauris N. Molbert	1,500		4,000	5,500		*
Rahn K. Porter	2,000		8,000	10,000		*
Marilyn R. Seymann	4,992		16,000	20,992		*
Harvey L. Wollman	27,411	(7)	20,000	47,411	(7)	*
All executive officers and directors as a group (24 persons)	2,456,426		895,543	3,351,969		8.49%

*
less than 1%

(1)
Unless otherwise indicated below, the persons named in the table have sole voting and investment power with respect to all shares beneficially owned.

(2)
In addition to the Common Stock beneficially owned: three directors and two executive officers own a combined 13,600 shares of CFBXM 7.60% Cumulative Capital Securities issued by CFB Capital IV, a business trust subsidiary of the Company, having an aggregate face value of $340,000 and representing less than 1% of the class of securities; four directors and four executive officers own a combined 37,070 shares of CFBXN 8.125% Cumulative Capital Securities issued by CFB Capital III, a business trust subsidiary of the Company, having an aggregate face value of $926,750 and representing 1.54% of the class of securities; and two executive officers own 6,000 shares of CFBXZ 8.20% Cumulative Capital Securities issued by CFB Capital II, a business trust subsidiary of the Company, having an aggregate face value of $150,000 and representing less than 1% of the class of securities.

(3)
These securities are owned by various individual and institutional investors, which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(4)
Mr. Mengedoth left the Company on December 31, 2002. Mr. Lee left the Company in February 2002.

(5)
Includes 83,854 shares held jointly with his wife for which he has shared voting and investment power.

(6)
Includes 3,400 shares held in a trust for which Mr. Flittie is sole trustee with sole voting and investment power.

(7)
Includes 27,411 shares held jointly with his wife for which he has shared voting and investment power.

PROPOSAL ONE
ELECTION OF DIRECTORS

        At the Annual Meeting, the stockholders will elect ten directors to hold office until the next annual meeting of stockholders or until a successor is elected and qualified. The Company's Bylaws require that the Board of Directors consist of at least three directors and the Board may increase the size of the Board and elect additional directors. The Board of Directors has set the number of directors at twelve. There are currently two vacancies on the Board of Directors. Mr. Donald Mengedoth left the Board on December 31, 2002, and Ms. Annette Quintana left the Board on February 13, 2003. The Board of Directors has nominated each of the individuals named below. The Company believes that each nominee named below will be able to serve, but should any such nominee be unable to serve as a director, it is the intention of the individuals named as proxies to vote for the election of such substitute nominees as the Board of Directors may propose.

        Cumulative voting applies to the election of directors. That means that each stockholder voting in person or by proxy shall have the number of votes to which such stockholder would otherwise be entitled (one vote per share of Common Stock held on the Record Date) multiplied by ten (the number of directors to be elected). If there are no nominees other than the Board of Directors' slate, the named proxies will then allocate the cumulated votes equally among the nominees for which authority to vote has been granted. If there are additional nominees, the named proxies will allocate the cumulated votes among the nominees for which authority to vote has been granted in the manner which appears to the named proxies most likely to result in the greatest number of Board slate nominees being elected.

        The names and ages of the nominees and their principal occupations are set forth below, based upon information furnished to the Company by the directors.

Name and Age	Director Since	Principal Occupation
Mark A. Anderson (45)	2000	President and Chief Executive Officer of the Company
Harvey L. Wollman (67)	1987	Non-Executive Vice Chair of the Company, Farmer
Patrick Delaney (60)	1987	Assistant Secretary of the Company, Author
John H. Flittie (66)	1993	Non-Executive Chair of the Company, Consultant and Retired Senior Insurance Executive
Dennis M. Mathisen (63)	1996	Chief Executive Officer and Chair of Marshall Financial Group, Inc.
Darrell G. Knudson (65)	1998	Vice Chair of BankFirst Corp.
Marilyn R. Seymann (60)	1998	President and Chief Executive Officer, M One, Inc.
Thomas Gallagher (48)	2001	Senior Managing Director of International Strategy and Investment Group, Inc.
Rahn K. Porter (48)	2001	Chief Executive Officer of RPSS Enterprises
Lauris N. Molbert (45)	2002	Executive Vice President and Chief Operating Officer of Otter Tail Corporation

Business Experience of Directors

        Mark A. Anderson was appointed President and Chief Executive Officer of the Company on March 1, 2000. He had been Vice Chairman—Corporate Services since October 1998, Chief Information Officer since February 1998 and Chief Financial Officer, Secretary and Treasurer of the Company since the Company began operation in 1987. Mr. Anderson was Vice President and Regional Controller for First Bank, now known as U.S. Bancorp, from 1984 to 1987. From 1979 to 1984, he held various positions with U.S. Bancorp-affiliated banks in the finance and credit analysis areas. Mr. Anderson is a Chartered Financial Analyst and a Certified Management Accountant.

        Harvey L. Wollman is a farmer near Frankfort, South Dakota. Mr. Wollman served in the South Dakota State Senate from 1968 to 1974, was Lieutenant Governor from 1974 to 1977, and served as Governor of South Dakota in 1978. Mr. Wollman has served on various State government committees and is active in various service, civic and community organizations. In January 2003, he was appointed Non-Executive Vice-Chair of the Company.

        Patrick Delaney retired as a partner of the Minneapolis based law firm of Lindquist & Vennum P.L.L.P., counsel to the Company, in December 2002, and is currently pursuing a career as an author. He was a practicing attorney from 1967 through 2002. He is also a director of CNS, Inc.

        John H. Flittie has been a consultant since his retirement in 1999 from ReliaStar Financial Corporation, a Minneapolis-based insurance and financial services company. From 1999 to 2002, he served as an adjunct faculty member at the University of St. Thomas Graduate School of Business. Mr. Flittie served as President and Chief Operating Officer of ReliaStar from July 1993 until his retirement. Prior to becoming President, Mr. Flittie held various positions with ReliaStar since 1985. From 1976 to 1985, Mr. Flittie was a partner at Touche Ross & Co., an audit and consulting firm. In January 2003, he was appointed Non-Executive Chair of the Company. Mr. Flittie is also a director of Medica, a Minnesota health maintenance organization.

        Dennis M. Mathisen has served as Chair and Chief Executive Officer of The Marshall Group, Inc., a Minneapolis based investment and merchant banking company since 1988. He is also Chair and Chief Executive Officer of Marshall Bank, N.A., a commercial bank with offices in Hallock and Minneapolis, Minnesota. In 1981 Mr. Mathisen founded Mountain Parks Financial Corporation, a Colorado based bank holding company. He served as Chair and Chief Executive Officer until its merger with the Company in 1997.

        Darrell G. Knudson has been Vice Chair of BankFirst Corp., Sioux Falls, South Dakota, since January 2000. He was previously an advisor to the Chief Executive Officer of the Bank of Arizona and served as Chairman of the Bank of Arizona from January 1997 until January 1998. He served as Executive Vice President and Director of Boatmen's Bancshares from January 1996 to November 1996. He was Chairman of the Board and Chief Executive Officer of Fourth Financial Corporation, Wichita, Kansas, from July 1991 to November 1996 and served as Vice Chairman and a Director of Fourth Financial Corporation from December 1990 to June 1991. From 1958 to 1990, Mr. Knudson was employed with First Bank, now known as U.S. Bancorp, holding a number of executive positions, including Interim Chief Executive Officer, Vice Chair and Director. He was previously a member of the Bankers Roundtable Board of Directors, the American Bankers Association Council, and the Board of Directors of the Central Bank of Denver.

        Marilyn R. Seymann joined the Board of Directors in 1998. Since 1991, she has been President and Chief Executive Officer of M One, Inc., a bank consulting firm. From 1990 to 1993, Ms. Seymann served by presidential appointment as a director and Vice Chair of the Federal Housing Finance Board (formerly the Federal Home Loan Bank Board). From 1990 to 1991, Ms. Seymann also served as Managing Director of Arthur Andersen & Co. Prior to 1990, Ms. Seymann served as Executive Vice President and Private Banking/President of Chase Bank of Arizona. Ms. Seymann is also a member of the Board of Directors of Beverly Enterprises, Inc., a provider of nursing home and rehabilitative care, Northwestern Corporation, a provider of diversified energy, telecommunications and related services, and Maximus Corporation, a provider of program management, information technology, and consulting services to government agencies throughout the United States.

        Thomas Gallagher joined the Board of Directors in 2001. Since 1999, he has been Senior Managing Director of International Strategy and Investment Group, Inc., an institutional brokerage firm specializing in economic and political research. From 1986 to 1999, Mr. Gallagher was a Managing Director and Political Economist for Lehman Brothers, an investment banking firm.

        Rahn K. Porter joined the Board of Directors in 2001. Since 2002, he has been Chief Executive Officer of RPSS Enterprises, a financial consulting company. From 2001 to 2002, Mr. Porter was Chief Financial Officer of Telenet Communications, Inc., a communications company. From 2000 to 2001, he served as Executive Vice President and Chief Financial Officer of Nupremis, Inc. a managed service provider that provides managed enterprise applications, and managed security, server and storage solutions. From 1999 to 2000, Mr. Porter was Vice President and Treasurer of MediaOne Group, Inc. MediaOne Group was a broadband communications company. From 1974 to 1998, Mr. Porter held a variety of positions with US West, Inc. including Executive Director-Corporate Finance and Assistant Treasurer from 1996-1998. US West was a communications company.

        Lauris N. Molbert joined the Board of Directors in 2002. Since 2002, he has been Executive Vice President and Chief Operating Officer of Otter Tail Corporation, a diversified corporation with interests in electric, manufacturing, transportation, health services, plastics, telecommunications, construction, energy services and entertainment businesses. From 1995 to 2002, Mr. Molbert was President and Chief Operating Officer of Varistar Corporation, a subsidiary of Otter Tail Corporation. Mr. Molbert is an attorney and certified public accountant.

The Board of Directors Recommends that the Stockholders Vote "For"
Each of the Nominees Listed Above

Other Information Regarding the Board

        Meetings.    During 2002, the Board of Directors met five times. Each of the directors attended at least 75% of the meetings of the Board and the Committees on which such director served.

        Committees.    The Company has the following Committees: Audit, Finance, Compensation, and Corporate Governance, all established by the Board of Directors and consisting of its members. The Audit Committee, which consisted of Messrs. Flittie (chair), Wollman, Gallagher, Porter and Molbert, reviews the Company's external and internal auditing systems, monitors compliance with prescribed accounting and regulatory procedures, and met nine times during 2002. Among other things, the Audit Committee is responsible for the engagement, retention and replacement of the independent auditors, approval of transactions between the Company and a director or executive officer unrelated to service as a director or officer, approval of non-audit services provided by the Company's independent auditor and review of the Company's internal controls. The Audit Committee's responsibilities are described in the Audit Committee Charter attached hereto as Appendix A. Each of the members of the Audit Committee is independent as defined by the Nasdaq National Market listing standards. Each of the members is also independent according to the Sarbanes-Oxley Act, as no member has received any fees from the Company except for service as a director, and no member is affiliated with the Company beyond his or her membership on the Board other than ownership of equity securities of the Company. The Board of Directors has determined that the Audit Committee has four "financial experts," Messrs. Flittie, Gallagher, Molbert and Porter. The Finance Committee, which consisted of Messrs. Mathisen (chair), Flittie, Knudson and Porter, and Ms. Quintana, reviews the financial performance and financial planning of the Company and monitors the Company's loan portfolio for quality and compliance with Board policies and governmental and contractual restrictions, and met once during 2002. The Compensation Committee, which consisted of Messrs. Wollman (chair), Knudson and Porter, and Ms. Quintana and Ms. Seymann, assists the Board in developing personnel policies and compensation plans and administers certain incentive and compensation programs and the Company's stock option plans, and met four times during 2002. The Corporate Governance Committee, which consisted of Messrs. Knudson (chair), Delaney, Gallagher, Mathisen, Molbert and Wollman, and Ms. Seymann, considers succession planning, CEO and board evaluation and appropriate replacements for vacancies on the Company's Board of Directors, and met five times during 2002.

        Director Compensation.    Each director who is not employed by the Company receives an annual retainer of $16,000, fees of $1,000 per meeting of the Board of Directors and $2,000 for attendance at an annual strategic planning meeting. Committee members are also paid: (i) $1,000 per committee meeting attended in person; and (ii) $500 per committee meeting if the meeting is held by telephone. Each non-employee Committee Chair receives an additional retainer of $2,000 per year, except that the Audit Committee Chair receives a $3,000 annual retainer. In addition to these fees, Mr. Flittie receives an additional retainer of $45,000 for serving as non-executive chair of the Company because of his increased duties and responsibilities in that role. Mr. Delaney also receives an additional fee of $1,500 per month for serving as assistant secretary to the Company.

        Fees were paid to Lindquist & Vennum P.L.L.P., counsel to the Company, of which Mr. Delaney was a partner, for legal services rendered through 2002. Fees paid to Mr. Delaney for his service as a director in 2002 were assigned to Mr. Delaney's former law firm, Lindquist & Vennum, and deducted from legal fees payable by the Company. Directors are also reimbursed for ordinary expenses incurred in connection with attending Board and Committee meetings.

        In April 2002, each non-employee director of the Company who was elected at the Annual Meeting of Stockholders received a nonqualified option under the Company's 1996 Stock Option Plan (the "1996 Plan") to purchase up to 4,000 shares of Company Common Stock at an exercise price of $26.55 per share. The 1996 Plan gives the Compensation Committee the authority to grant options to each of the non-employee directors to purchase up to 4,000 shares each time they are re-elected to the Board. Such options have an exercise price equal to the closing price on the date of grant and are immediately exercisable. The exercise term of these options is ten years from the date of grant.

        In 1993, the Board of Directors adopted the Deferred Compensation Plan for Members of the Board of Directors (the "Directors Deferred Plan") under which directors may elect to defer 100% of compensation until termination of their status as a director. In February 1999, the Board amended the Directors Deferred Plan to allow the directors to designate all or part of the funds to be credited with dividends and appreciation as if invested in the Company's Common Stock or a rate of return based on the five-year U.S. Treasury note rate. Upon termination of director status, these funds are distributed in the form of Company Common Stock or cash at the election of the director.

EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

        The following table shows, for the fiscal years ended December 31, 2002, 2001 and 2000, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to Donald R. Mengedoth, former Chairman of the Board, Mark A. Anderson, the Company's President and Chief Executive Officer, and certain other most highly compensated executive officers of the Company as of December 31, 2002 (including one former officer, the "Named Executives"), in all capacities in which they served:

SUMMARY COMPENSATION TABLE

					Long Term Compensation
		Annual Compensation
					Securities Underlying Options(#)		All Other Compensation(2)
	Year	Salary		Bonus(1)
Donald R. Mengedoth(3) Chairman of the Board	2002 2001 2000	$470,043 533,653 542,489		$309,334 299,267 204,956	91,729 0 90,000	(4)	$1,091,802 200,616 101,324	(5) (6)(7) (8)
Mark A. Anderson President and Chief Executive Officer	2002 2001 2000	$479,489 474,381 415,476	(9)	$309,344 299,267 204,956	96,941 50,000 60,000	(4)	$511,643 20,574 11,985	(5)
Ronald K. Strand Vice Chairman and Chief Operating Officer	2002 2001 2000	$403,320 402,458 381,450	(9)	$223,000 209,371 144,675	40,000 40,000 60,000		$74,876 17,459 10,985	(5)
David A. Lee(3) Vice Chairman— Regional Banking	2002 2001 2000	$673,097 304,269 276,577	(9) (10)	$0 143,486 108,024	4,512 25,000 35,000	(4)	$0 13,084 7,950
Gary A. Knutson Executive Vice President Division President	2002 2001 2000	$251,163 237,992 210,868	(11) (9)	$109,980 106,975 60,764	18,000 13,000 15,000		$14,097 10,054 6,130
Charles A. Mausbach Executive Vice President Division President	2002 2001 2000	$248,622 231,226 198,114	(11) (9) (10)	$99,581 76,190 60,764	18,000 13,000 15,000		$16,397 10,602 32,499	(7) (8)
Craig A. Weiss Executive Vice President and Chief Financial Officer	2002 2001 2000	$207,566 187,564 159,825		$83,625 85,286 47,743	18,000 15,000 15,000		$8,500 8,364 4,705

(1)
The 2002 bonus compensation is paid in 2003.

(2)
Represents contributions by the Company to the Company's 401(k) and Supplemental Executive Retirement Plan on behalf of the Named Executives.

(3)
Mr. Mengedoth left the Company on December 31, 2002. Mr. Lee left the Company in February 2002.

(4)
Includes stock option grants issued pursuant to a reload feature upon option exercises during 2002 by Messrs. Mengedoth, Anderson and Lee as follows: Mr. Mengedoth 91,729 shares, Mr. Anderson 36,941 shares and Mr. Lee 4,512 shares.

(5)
Includes gains reported as ordinary income, on the exercise of non-qualified stock options during 2002 by Messrs. Mengedoth, Anderson and Strand as follows: Mr. Mengedoth $1,084,262, Mr. Anderson $490,258 and Mr. Strand $56,876.

(6)
Includes $26,191 paid to Mr. Mengedoth as reimbursement for his relocation expenses in 2001.

(7)
Includes gains reported as ordinary income on the exercise of non-qualified stock options during 2001 by Messrs. Mengedoth and Mausbach as follows: Mr. Mengedoth $151,250 and Mr. Mausbach $631.

(8)
Includes reimbursement for relocation expenses in 2000 for Mr. Mengedoth and Mr. Mausbach as follows: Mr. Mengedoth $85,999 and Mr. Mausbach $26,639.

(9)
Included in the 2001 compensation of Messrs. Anderson, Strand, Lee, Knutson and Mausbach is special marketing incentive compensation as follows: Mr. Anderson $4,783, Mr. Strand $4,850, Mr. Lee $4,954, Mr. Knutson $4,627 and Mr. Mausbach $4,948.

(10)
Included in the 2000 compensation of Messrs. Lee and Mausbach is special marketing incentive compensation as follows: Mr. Lee $7,139 and Mr. Mausbach $9,428.

(11)
Included in the 2002 compensation of Messrs. Knutson and Mausbach is special marketing incentive compensation as follows: Mr. Knutson $5,597 and Mr. Mausbach $5,822.

Stock Options

        The following table contains information concerning grants of Company stock options to the Named Executives during 2002:

OPTION GRANTS IN 2002

Individual Grants

								Potential Realizable Value at Assumed Annual Rate of Stock Price Appreciation for Option Term
			% of Total Options Granted to Employees in 2002
	Options Granted				Exercise Price Per Share		Expiration Date	5%	10%
Donald R. Mengedoth(1)	49,913 41,816	(2) (2)	6.3 5.3	% %	$ $	25.8700 25.8700	02/02/09 02/08/10	$525,668 516,502	$1,225,030 1,237,111

	91,729		11.6%					$1,042,170	$2,462,141
Mark A. Anderson	60,000 16,361 13,727 6,853	(3) (2) (2) (2)	7.5 2.1 1.7 0.9	% % % %	$ $ $ $	24.2500 26.2500 26.2500 26.2500	02/05/12 02/02/09 02/08/10 02/06/11	$915,042 174,840 172,043 99,179	$2,318,895 407,451 412,074 244,283

	96,941		12.2%					$1,361,104	$3,382,703
Ronald K. Strand	40,000	(3)	5.0%			$24.2500	02/05/12	$610,028	$1,545,930
David A. Lee(1)	4,428 84	(2) (2)	0.6 0.0	% %	$ $	25.9500 25.9500	02/02/09 02/08/10	$46,779 1,041	$109,014 2,493

	4,512		0.6%					$47,820	$111,507
Gary A. Knutson	18,000	(3)	2.3%			$24.2500	02/05/12	$274,513	$695,669

Charles A. Mausbach	18,000	(3)	2.3%	$24.2500	02/05/12	$274,513	$695,669
Craig A. Weiss	18,000	(3)	2.3%	$24.2500	02/05/12	$274,513	$695,669

(1)
Mr. Mengedoth left the Company on December 31, 2002. Mr. Lee left the Company in February 2002.

(2)
These options are immediately exercisable, as options issued pursuant to a reload option feature of the underlying option award.

(3)
These options become exercisable in equal installments over a period of three years, commencing one year after the date of grant, so long as employment with the Company or one of its subsidiaries continues.

Option Exercises and Holdings

        The following table sets forth information with respect to the Named Executives concerning the exercise of options during 2002 and unexercised options held as of December 31, 2002:

AGGREGATED OPTION EXERCISES AND DECEMBER 31, 2002 OPTION VALUES

			Number of Securities Underlying Unexercised Options at 12/31/02		Value of Unexercised In- The-Money Options At 12/31/02(1)
	Shares Acquired on Exercise
Name		Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Donald R. Mengedoth(2)	172,858	$1,443,682	91,729	30,000	$54,120	$373,800
Mark A. Anderson	175,681	$1,437,358	95,273	113,334	$470,311	$620,055
Ronald K. Strand	18,000	$200,700	113,333	86,667	$901,298	$528,202
David A. Lee(2)	49,990	$490,548	48,732	28,335	$419,258	$264,511
Gary A. Knutson	12,000	$138,360	34,333	31,667	$240,395	$164,027
Charles A. Mausbach	5,000	$57,250	24,333	31,667	$224,545	$164,027
Craig A. Weiss	6,000	$68,460	35,000	33,000	$245,163	$173,555

(1)
Based on a closing sale price of $26.46 per share of Common Stock on December 31, 2002.

(2)
Mr. Mengedoth left the Company on December 31, 2002. Mr. Lee left the Company in February 2002.

Employment Agreement

        The Company had previously entered into Change in Control Severance Agreements with Mr. Anderson and 17 other senior executive officers of the Company. These Change in Control Severance Agreements were terminated on December 31, 2001. The Company has not entered into new Change in Control Severance Agreements with its executive officers, but it may do so in the future. Such Change in Control Severance Agreements could provide the executives with certain severance payments upon a change in control of the Company.

        The Company entered into an employment agreement with Mr. Mengedoth pursuant to which he agreed to serve as Chairman of the Company's Board of Directors from March 1, 2000 through

December 31, 2002, for base compensation of $515,000 (reduced to $4,000 for each of the last two months of the term), an annual bonus of not less than $200,000 if any bonuses are paid to Company executives, and customary executive benefits and perquisites. In connection with the employment agreement, Mr. Mengedoth's stock options will continue to vest and to be exercisable for their original term.

        Mr. Lee retired from service to the Company on February 28, 2002. The Company entered into a retirement agreement with Mr. Lee pursuant to which the Company paid Mr. Lee $600,000, a payment equal to twice his 2001 base salary of $300,000.

Indebtedness of Management

        The Company has had, and expects to have in the future, banking transactions in the ordinary course of business with directors and executive officers on the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        This is a report of the Compensation Committee of the Board of Directors of the Company (the "Committee"), which is composed of the undersigned Board members, all of whom are non-employee directors of the Company. This report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 and shall not otherwise be deemed filed under either such Act.

Compensation Philosophy

        In designing executive compensation, the Committee has adopted the policy that (1) executive base compensation levels should be established at levels that are comparable to the commercial banking industry and financial institutions of the Company's size and be adequate to retain highly-qualified personnel, and (2) variable compensation should be established to provide incentive to improve performance and stockholder value, and awards under these variable compensation plans should reflect internal Company performance criteria as well as the Company's performance as compared to the performance of certain peer groups described under "Annual Incentives" below.

Base Salary

        The Company's base salary program was designed with the assistance of Hay Management Consultants. The Company has also recently engaged Latham Consulting to review the Company's compensation plans and benefits, and to determine current levels of competitiveness. Each year, the Committee establishes base salaries through a comparison of the Company's executive salaries with those of comparable executive positions nationwide, according to survey data provided to the Company, and through assessment of the executive's responsibilities, prior experience and breadth of knowledge. Many of the institutions included in the peer group analysis are companies included in the Nasdaq Bank Stock Index. That Index has been used for comparison purposes in the stock performance graph included under "Comparative Stock Performance" below.

Annual Incentives

        In awarding annual cash bonuses, the Company uses an Annual Incentive Award Program ("AIP") for its executives, other corporate officers and local bank presidents. The Company historically pays its

AIP award in February based on performance for the prior year. Executive AIP awards for 2002 were made based on the Committee's evaluation of three components:

  1.
  Internal performance, which is measured by earnings per share of the Company on a consolidated basis as compared with the Company's profit plan level. Internal performance was weighted to constitute 37.5% of the bonus calculation for 2002 for all executives, except for three division presidents, which were weighted to constitute 25%.

  2.
  External performance, which is measured by return on equity of the Company's consolidated operations (ROE) and total stockholder return (TSR) compared to a peer group of banks. The peer group is selected annually by SNL Securities based on size comparability and geographic proximity to the Company. External performance was weighted to constitute 37.5% of the bonus calculation in 2002 for all executives, except three division presidents, which were weighted to constitute 25%.

  3.
  Balanced scorecard component, which is measured by targeted performance levels specific to the individual executive's area of responsibility, including sales indicators related to sales activity, cross-sell and campaign performance, key financial indicators related to net operating revenue and non-interest income, and credit quality ratios. For all participating executives, the balanced scorecard component was weighted to constitute 25% of the total incentive payout, except for three division presidents, which were weighted to constitute 50% of their total incentive payout.

        Prior to the beginning of each fiscal year, a target and maximum bonus level is established for each AIP participant. In 2002, the target levels for executive officers ranged from 15% to 50% of base salary, and maximum levels ranged from 30% to 100% of base salary. Based on the Company's results for 2002, bonuses were set at amounts of between 21% and 65% of the executives' base salaries. These percentages were comparable to the previous year. Forty-four executives received payouts, which included a balanced scorecard component in 2002.

        Minimum internal and external performance thresholds below which no AIP bonuses will be paid to executives are set annually. Under the AIP program for 2002, based on the Company's performance against its plan, the internal performance component of the awards was paid at 105% of the targeted plan level. The total external component was 100% of the targeted level, due primarily to the level of the Company's return on equity.

        The Company's 2003 AIP will continue to include a balanced scorecard component for all executives, corporate officers and all bank presidents, in addition to the external and internal performance components. The balanced scorecard performance criteria includes target performance levels specific to the individual executive's area of responsibility. Internal performance will be measured by earnings per share of the Company on a consolidated basis as compared to the Company's profit plan. External performance is measured by the Company's return on equity and total Stockholder return compared to a peer group of banks.

        The following chart illustrates the weighting of each component of the 2003 AIP by executive group:

	External	Internal	Balanced Scorecard
Messrs. Anderson and Strand	37.5%	37.5%	25%
Division Presidents	25%	25%	50%
Bank Presidents, Managers	0%	0%	100%
Others	37.5%	37.5%	25%

Supplemental Executive Retirement Plan

        Effective August 1, 1995, the Board of Directors adopted the Community First Bankshares, Inc. Supplemental Executive Retirement Plan ("SERP") for executive officers of the Company. The SERP permits the Company's executive officers to defer up to 50% of salary and 100% of incentive pay under a non-qualified retirement plan. The Company matches 100% of the first 3% of the executive's salary or incentive pay contribution, and 50% of the next 3% of salary or incentive pay contribution. This amount is offset by the matching dollars made in the 401(k) Retirement Plan described below. The Company's matching contribution to the SERP and 401(k) Retirement Plan may not exceed 4.5% of the executive's total compensation. Executives can choose from among a number of different earning option preferences that include mutual funds and the Company's Common Stock. Payouts under the SERP may be in the form of cash or shares of Common Stock at the election of the executive.

401(k) Retirement Plan

        All employees, including executive officers, who regularly work at least 1,000 hours per year are eligible to participate in the Company's 401(k) Retirement Plan and Trust (the "401(k) Plan"). Under the terms of the 401(k) Plan, eligible participants could contribute up to $11,000 in 2002 through a pre-tax deferral of compensation. Eligible employees who are age 50 or older could contribute up to $12,000 through a pre-tax compensation deferral. The Company makes a matching contribution equal to 100% of the first 3% of compensation, and 50% of the second 3% of compensation. However, because the Internal Revenue Code limits compensation that may be considered under the 401(k) Plan to $200,000, the maximum matching contribution for any participant would be $8,500. In addition, eligible employees who were employed on the last day of the 401(k) Plan year, December 31, are eligible to receive an allocation of a discretionary contribution which may be authorized by the Board, and which is allocated as a uniform percentage of each participant's compensation (subject to the $200,000 limit on eligible compensation). No discretionary profit sharing contributions were authorized by the Board for fiscal year 2002. The named executives and other officers received the following amounts of matching contribution allocated to their account in the 401(k) Plan as follows:

Mark Anderson	0
Donald Mengedoth	$7,540
David A. Lee	0
Ronald K. Strand	0
Gary A. Knutson	$8,500
Charles A. Mausbach	$8,500
Craig A. Weiss	$8,500
Executive Officers as a group:	$96,022

Employee Stock Option Plan

        Each year, the Committee establishes the aggregate number of shares to be covered by options granted to employees under the Company's 1996 Stock Option Plan. The Wyatt Company prepared a consulting study for the Company in 1989, and recommended that, upon becoming publicly held, the Company should limit annual option grants under the 1996 Stock Option Plan to roughly 1% to 2% of Common Stock outstanding and issuable under outstanding options and warrants. The Company has followed this recommendation since becoming a public company in 1991, and historically the Committee has limited the number of shares for which employee stock options are granted to approximately 1.6% of the Company's outstanding Common Stock. Management typically recommends the allocation of these shares among the employees according to their responsibilities and performance, except that the Committee determines the level of option grants to the Chief Executive Officer. Options typically have ten-year terms, with vesting as to one-third of the shares covered on each of the first, second and third anniversaries of the grant date, exercisable at market value of the Company's Common Stock at the time of grant. In addition, in 2002, the Board of Directors granted the Chief Executive Officer authority to make grants of options to purchase an aggregate 25,000 shares of Common Stock in amounts and to employees of his choice.

        The purpose of the 1996 Stock Option Plan, approved by the Company's stockholders at the 1996 Annual Meeting, is to provide a continuing, long-term incentive to, and reward the outstanding performance of, selected eligible employees, officers of the Company or any of its subsidiaries, or to consultants and non-employee directors of the Company. The 1996 Stock Option Plan also enables the Company to maintain a competitive position to attract and retain key employees and directors necessary for continued growth and profitability. Finally, the 1996 Stock Option Plan further aligns the interests of participants with the interests of the Company's stockholders by providing for or increasing the proprietary interest of such persons in the Company.

        The Board of Directors is proposing to amend the 1996 Stock Option Plan as provided in this proxy statement. More information about the 1996 Stock Option Plan is available under "Proposal Two" of this proxy statement. The 1996 Stock Option Plan is also attached, in its entirety, as Appendix B to this proxy statement.

Chief Executive Officer's Compensation

        Mark A. Anderson, the President and Chief Executive Officer of the Company, receives compensation from the Company based on criteria identical to its other executive officers. In 2002, the Company paid Mr. Anderson a salary of $479,489, and he received an AIP award for 2002 performance of $309,344. The Company also has preliminarily approved an option grant to Mr. Anderson to buy 60,000 shares of the Company's Common Stock. This is subject to stockholder approval, as described in "Proposal Two" herein. Mr. Anderson's target AIP award and the number of his option shares that he will receive if the amendment to the 1996 Stock Option Plan is approved were higher than those granted to other executives in recognition of his responsibilities and his performance in his position.

Deductibility of Compensation

        There is a $1 million limit on the deductibility of certain compensation to any individual for federal income tax purposes established by the Omnibus Budget Reconciliation Act of 1993 (the "Budget Act"). The Committee does not believe that any executive will have sufficient compensation in the foreseeable future to cause this limitation to impact the Company. The Committee will continue to evaluate whether any future action is appropriate to qualify any of the Company's compensation plans under the Budget Act and applicable regulations of the Internal Revenue Service to allow the deductibility of compensation under such plans in excess of $1 million.

Board Action

        All recommendations of the Compensation Committee to the Company, except for grants of stock options to executives, have been and are subject to the Board of Directors' review and approval.

                      SUBMITTED BY THE COMPENSATION
                      COMMITTEE OF THE BOARD OF DIRECTORS:

                      Harvey L. Wollman, Chair
                      Thomas Gallagher, Vice Chair
                      Darrell G. Knudson
                      Marilyn R. Seymann
                      Rahn K. Porter

COMPARATIVE STOCK PERFORMANCE

        The graph below compares the cumulative stockholder return of the Company's Common Stock since December 31, 1997, with the cumulative total return on the Nasdaq Composite Index and the Nasdaq Bank Stock Index, an index of bank stocks traded on the Nasdaq National Market. The table below compares the cumulative total return of the Company's Common Stock as of December 31, 1998, 1999, 2000, 2001 and 2002, assuming a $100 investment on December 31, 1997, and assuming reinvestment of all dividends:

	COMPARATIVE STOCK PERFORMANCE
	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02
The Company	$100.00	$80.70	$62.18	$77.16	$108.10	$114.73
Nasdaq Composite Index	$100.00	$140.99	$261.48	$157.42	$124.89	$86.33
Nasdaq Bank Stock Index	$100.00	$99.36	$95.51	$108.95	$117.97	$120.61

        The Company's Common Stock closed at $26.46 per share on December 31, 2002, and closed at $24.79 per share on February 28, 2003.

AUDIT COMMITTEE REPORT

        The Audit Committee of the Board of Directors is responsible for, and takes an active role in, providing independent, objective oversight of the Company's financial reporting system by overseeing and monitoring management's and the independent accountants' participation in the financial reporting process. The Audit Committee is comprised of independent directors, and acts under a written charter first adopted and approved by the Board of Directors in 1997 and amended in February 2003, a copy of the current charter is attached to this Proxy Statement as Appendix A. Each of the members of the Audit Committee is independent as defined by the Nasdaq National Market listing standards. Each of the members is also independent according to the Sarbanes-Oxley Act, as no member has received any fees from the Company except for service as a director, and no member is affiliated with the Company beyond his or her membership on the Board other than ownership of equity securities of the Company. The Board of Directors has determined that the Audit Committee has at least four "financial experts," Messrs.' Flittie, Gallagher, Molbert and Porter.

        The Committee held nine meetings during fiscal year 2002. The meetings were designed to facilitate and encourage private communication between the Audit Committee, the internal auditors and the Company's independent accountants, Ernst & Young LLP. During these meetings, the Audit Committee reviewed and discussed the audited financial statements with management and Ernst & Young. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with Management and the independent accountants. The discussions with Ernst & Young also included the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

        Ernst & Young provided to the Audit Committee the written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee considered the compatibility of non-audit services with the auditor's independence. This information was discussed with the independent accountants.

        Based on the discussions with management and Ernst & Young, the Audit Committee's review of the representations of management and the report of Ernst & Young, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

                      SUBMITTED BY THE AUDIT COMMITTEE
                      OF THE COMPANY'S BOARD OF DIRECTORS                      :

                      John H. Flittie, Chair
                      Rahn K. Porter, Vice Chair
                      Thomas Gallagher
                      Lauris Molbert
                      Harvey L. Wollman

CERTAIN TRANSACTIONS

        The Company's subsidiary banks make loans from time to time to officers and directors of the Company and its affiliates. Loans to executive officers and directors of the Company as of December 31, 2002, by its subsidiary banks totaled approximately $148,000. Such loans were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectability.

        Patrick Delaney retired December 31, 2002, as a partner in the law firm of Lindquist & Vennum, which provided legal services to the Company (including its subsidiaries) in 2002. Fees paid to the law firm were approximately $1,240,000. Such fees did not exceed 5% of the law firm's gross revenues. The Company believes that the fees charged by this law firm for the services provided were at market rates and were not affected by Mr. Delaney's position as a director. The Company has also retained the law firm to render legal services to the Company in 2003.

PROPOSAL TWO

AMENDMENTS TO THE
COMMUNITY FIRST BANKSHARES, INC.
1996 STOCK OPTION PLAN

        The Board of Directors of the Company recommends the adoption of certain amendments to the 1996 Stock Option Plan. The amendments, as adopted by the Board on February 4, 2003, would increase the number of shares issuable pursuant to options under the 1996 Stock Option Plan from 4,000,000 to 5,900,000 and permit shares tendered for payment of the exercise price of options to be available for subsequent issuance under the 1996 Stock Option Plan. The affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote is required for approval of the amendments to the 1996 Stock Option Plan.

        The 1996 Stock Option Plan, approved by the stockholders at the 1996 Annual Meeting, authorized the issuance of options to purchase up to 2,000,000 shares of Common Stock to selected eligible officers, key employees, non-employee directors and consultants. In May 1998, the Company declared a 2-for-1 stock dividend that increased the number of shares available under the 1996 Stock Option Plan to 4,000,000. On February 1, 2003, approximately 300,000 shares of Common Stock remained available under the Company's existing 1996 Stock Option Plan for the grant of stock options. The Board of Directors and the Compensation Committee believe that such number of shares is insufficient to allow the Company to continue to make substantial use of stock-based incentives to attract, retain and motivate qualified employees, officers, consultants and non-employee directors.

        The following is a description of the material features of the 1996 Stock Option Plan, as amended. The description does not purport to be complete and is qualified in its entirety by reference to the full text of the 1996 Stock Option Plan that is attached to this Proxy Statement as Appendix B and incorporated herein by reference. Stockholders are encouraged to read the text of the 1996 Stock Option Plan in its entirety.

Description of the 1996 Stock Option Plan as Amended

Plan Purpose

        The purpose of the 1996 Stock Option Plan is to provide a continuing, long-term incentive to, and reward the outstanding performance of, selected eligible employees and officers of the Company or any of its subsidiaries, or to consultants and non-employee directors of the Company. The 1996 Stock Option Plan also enables the Company to maintain a competitive position to attract and retain key employees and directors necessary for continued growth and profitability. Finally, the 1996 Stock Option Plan further aligns the interests of participants with the interests of the Company's stockholders by providing for or increasing the proprietary interest of such persons in the Company.

Administration

        The 1996 Stock Option Plan is administered by the Compensation Committee (the "Committee"), which must consist of three or more members of the Board of Directors, each of whom qualifies as a "non-employee director" under SEC Rule 16b-3, unless the Board of Directors determines otherwise. The Committee, within the parameters set forth in the 1996 Stock Option Plan, determines when and to whom options will be granted, the term of each option, the number of shares covered by the option, the participation by the optionee in other plans, whether the option is an Incentive Stock Option ("ISO") or a Non-Qualified Stock Option ("NQSO"), and any other terms or conditions of each option.

        The Committee has the sole responsibility to construe and interpret the 1996 Stock Option Plan, to establish and amend any rules and regulations it deems necessary or desirable for proper administration of the 1996 Stock Option Plan, and for resolving all questions arising under the 1996 Stock Option Plan.

Types of Options

        The 1996 Stock Option Plan authorizes the Committee to grant options to purchase Common Stock that qualify for the special tax treatment accorded to ISOs under section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or NQSOs, which may not so qualify.

Eligible Participants

        The persons eligible to participate in the 1996 Stock Option Plan are limited to key personnel of the Company or any of its subsidiaries who are salaried employees, consultants to the Company or its subsidiaries, and directors of the Company who are not employed by the Company or its subsidiaries, as determined by the Committee. As of February 28, 2003, the approximate number of persons eligible to be selected to participate in the 1996 Stock Option Plan was 230.

        There is no maximum number of shares of Common Stock with respect to which stock options may be granted to any employee or other eligible person during any calendar year under the 1996 Stock Option Plan. Since 1996, the maximum award granted by the Committee to any single executive has been options to purchase 90,000 shares.

Available Shares

        The Company currently has approximately 300,000 shares available for grant under the original authorization. The Company is seeking stockholder approval for an amendment to the 1996 Stock Option Plan that would increase the authorized shares eligible for option grant by 1.9 million shares, or from 4 million to 5.9 million shares.

        Shares that cease to be issuable or that revert to the Company under an award because of the termination, expiration, cancellation or forfeiture of the award, or because of the optionee's failure to satisfy the terms and conditions of the award, will not count against the 1.9 million of shares which may be issued pursuant to the amendment to 1996 Stock Option Plan, and may again be made subject to awards under the 1996 Stock Option Plan.

        Under the proposed amendment, if a stock option is exercised, and the optionee pays all or part of the purchase price by surrendering shares of Common Stock the optionee already owns, the number of shares surrendered by the optionee may be added back to the number of shares that may be issued pursuant to the 1996 Stock Option Plan, so that only the net number of shares that are issued by the Company pursuant to the option exercise shall count against the total number of shares which may be issued pursuant to the 1996 Stock Option Plan.

Option Pricing and Vesting

        The price at which a share of Common Stock may be purchased under the ISO will be at least 100% of the fair market value of a share of Common Stock on the date the ISO is granted (or in the case of any optionee who, at the time such ISO is granted, owns more than 10% of the total combined voting power of all classes of stock of the Company, not less than 110% of the fair market value of a share of Common Stock on the date the ISO is granted). The price at which a share of Common Stock may be purchased under each NQSO will be at least 100% of the fair market value of the Common Stock of the Company on the date the option was granted.

        While there is no limitation on the value of Common Stock subject to the ISOs, the aggregate fair market value of the Common Stock (determined as of the date of the grant) that may become first exercisable with respect to any recipient in any calendar year (under all stock option plans of the Company and its subsidiaries) may not exceed $100,000, unless the Code is amended to allow a higher dollar amount.

        The terms of the options, which are fixed by the Committee at the date of grant, may not exceed ten years from the date of the grant (except that ISOs granted to a person holding more than 10% of the company's voting stock are not exercisable for more than five years from the date of the grant). However, the Committee may, in its discretion, accelerate the exercise date for any unexercisable options when it deems such action appropriate. Options have historically been subject to a three-year vesting schedule as determined by the Committee.

Option Exercise

        Options are exercised in whole or in part, upon written notice to the Company that states the number of shares with respect to which the options are to be exercised. The notice must be accompanied by payment in full for the number of shares and made either (1) in cash, including check, bank draft or money orders as authorized by the Company, or (2) by delivering shares of the Company's Common Stock already owned by the participant, or (3) by a combination of cash and Common Stock. The shares are then issued in the participant's name, unless the participant directs otherwise in his or her notice. Prior to, or concurrent with, the delivery of the shares, the Company will notify the participant of the amount of withholding tax due, which the participant must promptly pay to the Company.

Reload Options

        The Committee has the authority to award replacement, or reload, option rights in conjunction with the grant of options. Reload rights are awarded at the time an option is granted and each option agreement will state whether the Committee has authorized reload rights. If a reload right is awarded in the option agreement, an optionee who exercises the option by delivering shares of the Company's

Common Stock held for at least six months is automatically granted a reload option for the same number of shares of Company Common Stock as was delivered by the optionee to exercise the underlying option. A reload option is also granted with respect to any stock withheld upon exercise to cover federal income tax withholding. The exercise price of the reload option is equal to the fair market value of the Company Common Stock on the grant date of the reload option, and the expiration date of the reload option is the same as for the option being exercised. Each reload option will be fully vested and exercisable immediately. No further reload options will be granted upon the exercise of an initial reload option.

Certain Extraordinary Corporate Transactions

        The 1996 Stock Option Plan provides that, at the time of an extraordinary corporate transaction, new options may be substituted for outstanding options granted under the 1996 Stock Option Plan, or the Company's obligations under outstanding grants may be assumed by a corporation other than the Company, or by a parent or subsidiary of the Company or another corporation in connection with any merger, consolidation, acquisition, separation, reorganization, liquidation or like occurrence in which the Company is involved. If such other corporation or parent or subsidiary of the Company does not substitute new options for, and substantially equivalent to, the options granted under the 1996 Stock Option Plan, or assume such options, then the options granted under the 1996 Stock Option Plan shall terminate and become null and void (i) upon dissolution or liquidation of the Company, or similar occurrence, (ii) upon any merger, consolidation, acquisition, separation, reorganization, or similar occurrence, where the Company will not be the surviving entity or (iii) upon the transfer of substantially all of the assets of the Company or more than 80% of the outstanding Common Stock; provided that each option holder shall have the right immediately prior to or concurrently with such dissolution, liquidation, merger, consolidation, acquisition, separation, reorganization or similar occurrence, to exercise any unexpired option without regard to any vesting or installment exercise restrictions.

        The existence of outstanding options shall not affect the Company's right or power to make adjustments, recapitalizations, reorganizations or other changes to the Company's capital structure or its business, provided, however, that if the outstanding shares of Common Stock of the Company are changed or exchanged by declaration of a stock dividend, stock split, combination of shares or recapitalization, the number and kind of shares subject to the 1996 Stock Option Plan or subject to any options granted thereunder, and the option exercise prices, will be appropriately and equitably adjusted to maintain the proportionate number of shares without changing the aggregate option exercise price.

Transferability, Termination of Service, Death and Disability

        An option granted under the 1996 Stock Option Plan will be exercisable, during the optionee's lifetime, only by the optionee and will not be transferable by the optionee except to a designated beneficiary by will or the laws of descent and distribution.

        If an optionee terminates service from the Company, any options exercisable at that time generally must be exercised within one month after termination of service, at which time the options will expire. However, if the Committee determines that employment is terminated due to deliberate, willful or gross misconduct, all rights under the options will terminate and expire upon termination of service.

        If an optionee dies while employed by the Company, or within one month of terminating employment, any options exercisable as of the date of termination may generally be exercised within six months following death by the employee's personal representative or other person to whom such rights pass under the laws of descent and distribution.

        If an optionee's employment is terminated due to permanent disability, as determined by the Committee, any options exercisable as of the date of termination may generally be exercised within six months following termination of employment by the employee or the employee's legal representative.

        The Compensation Committee reserves the right, in its discretion, to amend the terms of any option grant to provide that an option may be exercised beyond the time periods described above.

Amendment of the 1996 Stock Option Plan

        The Board of Directors may amend the 1996 Stock Option Plan at any time and in any respect without stockholder approval, except that stockholder approval is required for any amendment that increases the maximum number of shares as to which options may be granted, permits options to be granted at less than fair market value, or changes the class of employees eligible for grant. However, no amendment may adversely affect any awards that were granted before the date of such amendment without the consent of the participant.

Duration of 1996 Stock Option Plan

        The Board of Directors may terminate the 1996 Stock Option Plan at any time. There is no express limitation upon the duration of the 1996 Stock Option Plan. However, the Code requires that all ISOs be granted within (i) ten years from the date the 1996 Stock Option Plan was approved by the stockholders or (ii) ten years from the date of approval by the stockholders of an amendment to increase the shares available for issuance under the 1996 Stock Option Plan, whichever is later.

Certain Federal Income Tax Consequences

        Under present Federal income tax laws, awards granted under the 1996 Stock Option Plan would generally have the following tax consequences:

        Non-Qualified Stock Options.    The grant of a NQSO will generally not result in taxable income to the participant. Except as described below, the participant will realize income, subject to withholding, at the time of exercise in the amount by which the fair market value of the shares acquired exceeds the exercise price of those shares. Upon exercise, the Company will generally be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

        The exercise of a NQSO through the delivery of previously acquired stock will generally be treated as a non-taxable, like-kind exchange as to the number of shares surrendered and the identical number of shares received under the option. That number of shares will take the same basis and, for capital gains purposes, the same holding period as the shares that are given up. The value of the shares received upon such an exchange that are in excess of the number given up will be includible as ordinary income to the participant at the time of the exercise. The excess shares will have a new holding period for capital gain purposes and a basis equal to the value of such shares determined at the time of exercise.

        Incentive Stock Options.    The grant of an ISO will generally not result in taxable income to the participant. The exercise of an ISO will not result in taxable income to the participant provided that (1) the participant was, without a break in service, an employee of the Company or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is disabled, as that term is defined in the Code), and (2) the participant does not dispose of the shares received upon exercise of the option within two years from the date those options were granted, nor within one year from the date the options were exercised, whichever is later.

        The amount by which the fair market value of the shares at the time of exercise exceeds the exercise price is an adjustment that is included in the calculation of the participant's alternative minimum taxable income for the tax year in which the ISO is exercised. For purposes of determining the participant's alternative minimum tax liability for the year of disposition of the shares acquired pursuant to the ISO exercise, the participant will have a basis in those shares equal to the fair market value of the shares at the time of exercise.

        If the holding periods described in the first paragraph of this section are not met, the participant will generally realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be capital gain. If the amount realized is less than the exercise price, the participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

        The exercise of an ISO through the exchange of previously acquired stock will generally be treated in the same manner as such an exchange would be treated in connection with the exercise of an NQO; that is, as a non-taxable, like-kind exchange as to the number of shares given up and the identical number of shares received under the option. That number of shares will take the same basis and, for capital gain purposes, the same holding period as the shares that are given up.

        To maintain qualification as an ISO, the aggregate fair market value of stock represented by ISOs that become exercisable in any one calendar year cannot exceed $100,000.

        Withholding of Taxes.    The Company may deduct, from any payment or distribution of shares under the 1996 Stock Option Plan, the amount of any tax required by law to be withheld with respect to such payment or distribution, or may require the participant to pay such amount to the Company prior to, and as a condition of, making such payment or distribution. Subject to rules and limitations established by the Committee, a participant may elect to satisfy the withholding required, in whole or in part, either by having the Company withhold shares of Company Common Stock from any payment under the 1996 Stock Option Plan or by the participant delivering shares of Company Common Stock to the Company. An election must be made in writing on or before the date when the amount of taxes to be withheld is determined. The portion of the withholding that is so satisfied will be determined using the fair market value of the Company Common Stock on the date when the amount of taxes to be withheld is determined.

        The use of shares of Company Common Stock to satisfy any withholding requirement will be treated, for Federal income tax purposes, as a sale of such shares for an amount equal to the fair market value of the stock on the date when the amount of taxes to be withheld is determined. If previously-owned shares of Company Common Stock are delivered to satisfy a withholding requirement, the disposition of such shares would result in the recognition of gain or loss by the participant for tax purposes, depending on whether the basis in the delivered shares is less than or greater than the fair market value of the shares at the time of disposition.

        Change in Control.    Any acceleration of the vesting or payment of awards under the 1996 Stock Option Plan in the event of a change in control in the Company may cause part or all of the consideration involved to be treated as an "excess parachute payment" under the Code, which may subject the participant to a 20% excise tax and which may not be deductible by the Company.

        Tax Advice.    The preceding discussion is based on Federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the Federal income tax aspects of the 1996 Stock Option Plan. A participant may also be subject to state and local taxes in connection with the grant of awards under the 1996 Stock Option Plan. The

Company suggests that participants consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.

2003 Option Grants

        No options or other awards have been granted to date beyond the 1996 original authorization. At its meetings in February 2003, the Compensation Committee and the Board of Directors recommended certain option grants for eligible officers and employees if the stockholders approve the amendments to the 1996 Stock Option Plan described herein. The grants have not been made, and are not final, but if the stockholders approve the amendments to the 1996 Stock Option Plan, the following options are expected to be granted at the then fair market price on the date of grant after the Annual Meeting:

2003 Proposed Option Grants

Name (Position)	Options
Donald R. Mengedoth(1)	0
Mark A. Anderson (CEO, President)	60,000
Ronald K. Strand (Vice Chair, COO)	40,000
David A. Lee(2)	0
Gary A. Knutson (Executive VP, Division President)	18,000
Charles A. Mausbach (Executive VP, Division President)	18,000
Craig A. Weiss (Executive VP, Chief Financial Officer)	25,000
Executive Officers as a Group	264,000
Harvey L Wollman(3) (Non-Executive Vice Chair, Non-Employee Director)	4,000
Patrick Delaney(3) (Non-Employee Director)	4,000
John H. Flittie(3) (Non-Executive Chair, Non-Employee Director)	4,000
Dennis M. Mathisen(3) (Non-Employee Director)	4,000
Darrell G. Knudson(3) (Non-Employee Director)	4,000
Marilyn R. Seymann(3) (Non-Employee Director)	4,000
Thomas Gallagher(3) (Non-Employee Director)	4,000
Rahn K. Porter(3) (Non-Employee Director)	4,000
Lauris N. Molbert(3) (Non-Employee Director)	4,000
Non-employee directors as a group	36,000
Employees as a group, including non-executive officers	407,800

(1)
Mr. Mengedoth left the Company on December 31, 2002.
(2)
Mr. Lee left the Company in February 2002.
(3)
Each non-employee director that is elected to the Board of Directors receives an annual grant to purchase 4,000 shares.

        The market value of a share of Common Stock of the Company on February 28, 2003 was $24.79.

        The following is additional information on the Company's equity compensation plans:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future Issuance under equity compensation plans (excluding securities reflected in column (a))(1)
	(a)	(b)		(c)
Equity compensation Plans approved by security holders(2)	2,464,297	$20.26		305,275(3)(4)
Equity compensation plans not approved by security holders(3)	45,623	$26.46	(5)	—(3)(4)
Total	2,509,920	$20.37		305,275(3)(4)

(1)
Does not include the effect of the proposed increase of 1.9 million shares to the 1996 Stock Option Plan described in Proposal Two and the grants that are expected to be made if the amendments are approved.
(2)
The Company's 1996 Stock Option Plan was originally approved by the stockholders in 1996 and is described in this proxy statement.
(3)
These Plans include the Company's Supplemental Executive Retirement Plan and the Company's Deferred Compensation Plan for the Board of Directors and are described in this proxy statement.
(4)
The Company, or trustee of a separate trust created to hold contributions of plan participants, purchases shares of Common Stock on the open market from time to time to provide shares for plan participants.
(5)
Based on a closing price of the Company's Common Stock December 31, 2002.

The Board of Directors Unanimously Recommends that the Stockholders Vote "FOR"
the Proposal to Approve the Amendments to the 1996 Stock Option Plan

PROPOSAL THREE

APPOINTMENT OF INDEPENDENT AUDITORS

        Ernst & Young LLP, independent certified public accountants, have been the auditors of the Company since its inception in 1987. They have been reappointed by the Board of Directors as the Company's auditors for the current year. Although stockholder approval is not required, it is the policy of the Board of Directors to request stockholder ratification for the appointment or reappointment of accountants.

Audit Fees

        The aggregate fees billed to the Company by Ernst & Young LLP for professional services rendered for the audit of the Company's annual financial statements for the 2002 year and the reviews of the financial statements included in the Company's quarterly reports on Form 10-Q for that year were $320,000.

All Other Fees

        Other than audit fees, the aggregate fees billed to the Company by Ernst & Young LLP for the most recent fiscal year were $755,000, none of which were fees for financial information systems design and implementation. The Audit Committee of the Board of Directors has determined that the services performed by Ernst & Young LLP beyond audit services are not incompatible with Ernst & Young LLP maintaining their independence.

        A representative of Ernst & Young LLP will be present at the meeting. Such representative will be given the opportunity to make a statement at the meeting and will be available to answer any appropriate questions.

The Board of Directors Recommends that the Stockholders Vote "For"
the Proposal to Approve the Appointment of Ernst & Young LLP.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Pursuant to Section 16(a) under the Securities Exchange Act of 1934, executive officers, directors and 10% stockholders ("insiders") of the Company are required to file reports on Forms 3, 4 and 5 of their beneficial holdings and transactions in the Company's securities. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, all insiders of the Company made timely filings of Forms 3, 4 or 5 with respect to transactions or holdings during 2002 except that Patricia Staples made two late Form 4 filings to report purchases of Common Stock in March and July last year.

STOCKHOLDER PROPOSALS

        The rules of the Securities and Exchange Commission permit stockholders of a company, after timely notice to the company, to present proposals for stockholder action in the company's proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action and are not properly omitted by company action in accordance with the proxy rules. The Company's 2004 Annual Meeting of Stockholders is expected to be held on or about April 24, 2004, and proxy materials in connection with that meeting are expected to be mailed on or about March 14, 2004. The deadline for submission of stockholder proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, for inclusion in the Company's proxy statement for its 2004 Annual Meeting of Stockholders is November 13, 2003. Additionally, if the Company receives notice of a stockholder proposal outside the processes of Rule 14a-8 after January 27, 2004, such proposal will be considered untimely pursuant to Rules 14a-4 and 14a-5(e) and the persons named in proxies solicited by the Board of Directors of the Company for its 2003 Annual Meeting of Stockholders may exercise discretionary voting power with respect to such proposal.

ANNUAL REPORT

        The Annual Report to stockholders of the Company for the past fiscal year is enclosed herewith and contains the Company's financial statements for the fiscal year ended December 31, 2002. A copy of the Form 10-K Annual Report of the Company to the Securities and Exchange Commission (the "Commission") will be furnished without charge to any stockholder who requests it in writing from Mark A. Anderson, Community First Bankshares, Inc., 520 Main Avenue, Fargo, North Dakota 58124-0001.

        Pursuant to the rules of the Commission, services that deliver the Company's communications to stockholders that hold their stock through a bank, broker or other holder of record may deliver to multiple stockholders sharing the same address a single copy of the Company's Annual Report to stockholders and Proxy Statement. Upon written or oral request, the Company will promptly deliver a separate copy of the Annual Report to stockholders and/or Proxy Statement to any stockholder at a shared address to which a single copy of each document was delivered. Stockholders may notify the

Company of their requests by calling or writing Mark A. Anderson, Community First Bankshares, Inc., 520 Main Avenue, Fargo, North Dakota 58124-0001 or by telephone at (701) 298-5600.

OTHER INFORMATION

        The Board of Directors of the Company knows of no matters other than the foregoing to be brought before the Annual Meeting. However, if other matters do properly come before the Annual Meeting, it is the intention of the person named in the proxy to vote the proxied shares in accordance with their best judgment on said matters.

        If a stockholder abstains from voting on any matter, the Company intends to count the abstention as present for purposes of determining whether a quorum is present at the Annual Meeting of Stockholders for the transaction of business, but it will not be considered as voting in favor of such matter, and therefore will have the same effect as a vote against. Additionally, the Company intends to count broker "non-votes" as present for purposes of determining the presence or absence of a quorum for the transaction of business. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Under the rules of the New York Stock Exchange, brokers who hold shares in street name have the authority to vote on certain matters when they have not received instructions from beneficial owners. The Company believes that under current rules brokers that do not receive instructions will be entitled to vote on the election of directors, approval of the amendments to the 1996 Stock Option Plan and the ratification and approval of the Company's independent public accountants. Under applicable Delaware law, a broker non-vote will have no effect on the outcome of these three matters.

By the Order of the Board of Directors
/s/ THOMAS J. ROHLEDER Thomas J. Rohleder Secretary

APPENDIX A

Community First Bankshares, Inc.
2003 AUDIT COMMITTEE OF THE BOARD OF DIRECTORS CHARTER

Organization

        The Audit Committee of the Board of Directors shall be comprised of at least three directors. Each member of the Audit Committee shall be independent of management and the Company. Members of the Audit Committee shall be considered independent if they have no relationship to the Company that may interfere with the exercise of their independence from management and the Company including the acceptance of any consulting, advisory, or other compensatory fee from the Company. The Audit Committee shall ensure that its determination of "independence" complies with the requirements of the Securities and Exchange Commission (the "Commission"), the Nasdaq National Market or other exchange in which the Company's securities are traded, or other applicable law or regulation governing publicly-held companies. All Audit Committee members will be financially literate, and at least one member will have accounting or related financial management expertise. At least one member shall be designated a "financial expert," as defined by SEC regulations.

        The Audit Committee Chair is appointed by the Board of Directors. All Committee members serve on a year-to-year basis and are subject to reconfirmation annually by the Board of Directors.

        The Audit Committee Chair and the Director of Internal Audit will establish the meeting agenda, in accordance with this Charter.

        The Secretary of the Company will record Committee activities.

Statement of Policy

        The Audit Committee shall provide assistance to the directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting and reporting practices of the Company, the quality and integrity of financial reports of the Company; the financial reporting process; the systems of internal accounting and financial controls; the performance of the Company's internal audit function and independent auditors; the independent auditor's qualifications and independence; and the Company's compliance with ethics policies and legal and regulatory requirements. In so doing, it is the responsibility of the Audit Committee to maintain free and open communication between the directors, the independent auditors, the internal auditors, and management of the Company.

Responsibilities

        In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

        In carrying out these responsibilities, the Audit Committee will:

  •
  Obtain the full Board of Directors' approval of this Charter and review and reassess this Charter as conditions dictate (at least annually).

  •
  Appoint, compensate and oversee the engagement, retention or replacement of the independent auditors to audit the financial statements of the Company and its divisions and subsidiaries.

  •
  Approve all audit services to be performed by the independent auditor.

  •
  Ensure that the independent auditor is not engaged to perform the following non-audit services:

  –
  Bookkeeping and other services related to the Company's accounting records or financial statements;

  –
  Financial information systems design and implementation;

  –
  Appraisal or valuation services, fairness opinions and contribution-in-kind reports;

  –
  Actuarial services;

  –
  Internal audit outsourcing services;

  –
  Management functions and human resources;

  –
  Broker-dealer, investment adviser and investment banking services;

  –
  Legal services and expert services unrelated to the audit; and

  –
  Any other service that the Public Company Accounting Oversight Board prohibits, by regulation.

  •
  Ensure that the independent auditor is not engaged to perform any other non-audit services, not listed above, but deemed incompatible with independence by the Commission, the Public Company Accounting Oversight Board or any applicable regulatory authority.

  •
  Adopt and implement policies to govern approval of all non-audit services not listed above to be performed by the independent auditor. The committee may delegate pre-approval authority to a member of the audit committee. The decisions of any audit committee member to whom pre-approval authority is delegated must be presented to the full audit committee at its next scheduled meeting.

  •
  Ensure regular rotation of partners on the independent audit team so do not participate in audits for more than five consecutive fiscal years, as required by regulation.

  •
  Establish hiring policies for employees or former employees of the independent auditors that meet the SEC regulations and stock exchange listing standards.

  •
  Receive reports from the outside auditor on, among other things, critical accounting policies and alternative treatments of financial information that have been discussed with management.

  •
  Review management's evaluation of the Company's internal procedures related to the preparation of periodic reports filed with the Securities Exchange Commission.

  •
  The committee shall review management's assertion on its assessment of the effectiveness of internal controls as of the end of the most recent fiscal year and the independent auditors' report on management's assertion.

  •
  Receive, on an quarterly and annual basis, if so required, any disclosures by management regarding:

  –
  All significant deficiencies in the design or operation of internal controls that could adversely affect the Company's ability to record, process, summarize and report financial data; and

  –
  Any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls.

  •
  Discuss significant accounting estimates with the Company's management and external auditors on an annual basis.

  •
  Review the code of ethics for the Company's senior financial officers.

  •
  Establish procedures for:

  –
  Receipt, retention and treatment of complaints received by the Company regarding accounting controls or auditing matters; and

  –
  The confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

  •
  Have the authority to retain and compensate outside advisors without seeking Board approval.

  •
  Have the authority to create policies and procedures, as it deems necessary or appropriate, to comply with the requirements of the Securities Exchange Act of 1934, the rules or regulations of the Commission, the Nasdaq National Market, or any other exchange in which the Company's securities are traded or other applicable regulatory authority.

  •
  Have a clear understanding with the independent auditors that they are ultimately accountable to the Board of Directors and the Audit Committee, as the shareholders' representatives, who have the ultimate authority in deciding to engage, evaluate, and if appropriate, terminate their services.

  •
  Review and concur with management's appointment, termination, or replacement of the Director of Internal Audit.

  •
  Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit and timely quarterly reviews for the current year and the procedures to be utilized, the adequacy of the independent auditor's compensation, and at the conclusion thereof review such audit or review, including any comments or recommendations of the independent auditors.

  •
  Review with the independent auditors, the Company's internal auditor, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal controls or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the Audit Committee periodically should review Company policy statements to determine their adherence to the code of conduct.

  •
  Review reports received from regulators and other legal and regulatory matters that may have a material effect on the financial statements or related Company compliance policies. Conduct an annual review with the Company's General Counsel on legal matters and obtain comments from General Counsel. Otherwise is free to inquire into, but is not responsible, for legal matters.

  •
  The committee shall receive corporate attorneys' reports of evidence of a material violation of securities laws or breaches of fiduciary duty.

  •
  Review the internal audit function of the Company including the independence and authority of its reporting obligations, the proposed audit plans for the coming year and the coordination of such plans with the independent auditors.

  •
  Review the engagement of third parties, other than the independent auditor, to team with the Company in performing the internal audit function.

  •
  Inquire of management, the internal auditor, and the independent auditors about significant risks or exposures and assess the steps management has taken to minimize such risks to the Company.

  •
  Receive prior to each meeting, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

  •
  Consult with management and the independent auditors on new developments in accounting and financial standards.

  •
  The committee shall review the interim financial statements and disclosures under Management's Discussion and Analysis of Financial Condition and Results of Operations with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The Chairman of the Audit Committee may represent the entire Committee for purposes of this review.

  •
  The committee shall review with management and the independent auditors the financial statements and disclosures under Management's Discussion and Analysis of Financial Condition and Results of Operations to be included in the Company's Annual Report on Form 10-K, including their judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements and particularly, the degree of aggressiveness or conservatism of the organization's accounting principles and underlying estimates, and other significant decisions made in preparing the financial statements.. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. Review with financial management and the independent auditors the results of their timely analysis of significant financial reporting issues and practices, including changes in, or adoptions of, accounting principles and disclosure practices, and discuss any other matters required to be communicated to the Audit Committee by the auditors.

  •
  Provide sufficient opportunity for the internal and independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the Company's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of audit.

  •
  Review accounting and financial human resources and succession planning within the Company.

  •
  Report the results of the annual audit to the Board of Directors. If requested by the Board, invite the independent auditors to attend the full Board of Directors meeting to assist in reporting the results of the annual audit or to answer other directors' questions (alternatively, the other directors, particularly the other independent directors, may be invited to attend the Audit Committee meeting during which the results of the annual audit are reviewed).

  •
  On an annual basis, obtain from the independent auditors a written communication delineating all their relationships and professional services as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. In addition, review with the independent auditors the nature and scope of any disclosed relationships or professional services and take, or recommend that the Board of Directors take, appropriate action to ensure the continuing independence of the auditors.

  •
  Review the report of the Audit Committee in the annual report to shareholders and the Annual Report on Form 10-K disclosing whether or not the Audit Committee had reviewed and discussed with management and the independent auditors, as well as discussed within the Audit Committee (without management or the independent auditors present), the financial statements and the quality of accounting principles and significant judgments affecting the financial statements

  •
  Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each Audit Committee meeting with, the Board of Directors.

  •
  Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

  •
  Review the Company's disclosure in the proxy statement for its annual meeting of shareholders that describes that the Audit Committee has satisfied its responsibilities under this Charter for the prior year. In addition, include a copy of this Charter in the annual report to shareholders or the proxy statement to shareholders at least triennially, the year after any significant amendment to the Charter, or at such frequency as may be required by the Commission or the Nasdaq National Market or other applicable regulatory authority.

APPENDIX B

COMMUNITY FIRST BANKSHARES, INC.
1996 STOCK OPTION PLAN

        1.    Purpose.    The purpose of the Community First Bankshares, Inc. 1996 Stock Option Plan is to provide a continuing, long-term incentive to selected eligible officers and key employees of Community First Bankshares, Inc. (the "Corporation") and of any subsidiary corporation of the Corporation (a "Subsidiary"), as herein defined, and consultants and non-employee directors of the Corporation; to provide a means of rewarding outstanding performance; and to enable the Corporation to maintain a competitive position to attract and retain key employees and directors necessary for continued growth and profitability.

        2.    Definitions.    The following words and phrases as used herein shall have the meanings set forth below:

        2.1  "Board" shall mean the Board of Directors of the Corporation.

        2.2  "Code" shall mean the Internal Revenue Code of 1986, as amended.

        2.3  "Committee" shall mean the Compensation Committee of the Board, if any, or such other committee of the Board as may be designated by the Board, from time to time, for the purpose of administering this plan as contemplated by Article 4 hereof.

        2.4  "Common Stock" shall mean the common stock, $.01 par value, of the Corporation.

        2.5  "Corporation" shall mean Community First Bankshares, Inc., a Delaware corporation.

        2.6  "Disinterested Director" shall have the meaning set forth in Rule 16b-3(c)(2) as promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, or any successor definition adopted by the Commission.

        2.7  "Fair Market Value" of any security on any given date shall be determined by the Committee as follows: (a) if the security is listed for trading on one or more national securities exchanges (including the NASDAQ National Market System), the reported last price on the principal such exchange on the date in question, or if such security shall not have been traded on such exchange on such date, the reported last price on such exchange on the first day prior thereto on which such security was so traded; or (b) if the security is not listed for trading on a national securities exchange (including the NASDAQ National Market System) but is traded in the over-the-counter market, the mean of the highest and lowest bid prices for such security on the date in question, or if there are no such bid prices for such security on such date, the mean of the highest and lowest bid prices on the first day prior thereto on which such prices existed; or (c) if neither (a) nor (b) is applicable, by any means deemed fair and reasonable by the Committee, which determination shall be final and binding on all parties.

        2.8  "ISO" shall mean any stock option granted pursuant to this Plan as an "incentive stock option" within the meaning of Section 422 of the Code.

        2.9  "NQO" shall mean any stock option granted pursuant to this Plan which is not an ISO.

        2.10 "Option" shall mean any stock option granted pursuant to this Plan, whether an ISO or an NQO.

        2.11 "Optionee" shall mean any person who is the holder of an Option granted pursuant to this Plan.

        2.12 "Plan" shall mean this 1996 Stock Option Plan of the Corporation.

        2.13 "Subsidiary" shall mean any corporation which at the time qualifies as a subsidiary of the Corporation under section 424(f) of the Code.

        2.14 "Tax Date" shall mean the date on which the amount of tax to be withheld is determined under the Code.

        3.    Shares Available Under Plan.    The number of shares which may be issued pursuant to options granted under this Plan shall not exceed 5,900,000 shares (pursuant to Section 10, the initial authorization of 2,000,000 shares was automatically increased to 4,000,000 shares as a result of a two-for-one stock split effective May 15, 1998) of the Common Stock of the Corporation, which includes an additional 1,900,000 shares approved by the Board effective February 4, 2003, subject to the approval of the Corporation's shareholders within 12 months of such date; provided, however, that shares which become available as a result of canceled, unexercised, lapsed or terminated options granted under this Plan or shares tendered in payment of the exercise price of an option issued under this Plan shall be available for issuance pursuant to options subsequently granted under this Plan. The shares issued upon exercise of options granted under this Plan may be authorized and unissued shares or shares previously acquired or to be acquired by the Corporation.

        4.    Administration.

        4.1  The Plan will be administered by the Board, or at the Board's discretion, by a Committee of not less than three Disinterested Directors, who shall be appointed by the Board and who shall serve at the pleasure of the Board. If the Plan is administered by the Board, each member of the Board shall be a Disinterested Director.

        4.2  The Committee will have plenary authority, subject to provisions of the Plan, to determine when and to whom Options will be granted, the term of each Option, the number of shares covered by it, the participation by the Optionee in other plans, and any other terms or conditions of each Option. The Committee shall determine with respect to each grant of an Option whether a participant shall receive an ISO or an NQO. The number of shares, the term and the other terms and conditions of a particular kind of option need not be the same, even as to Options granted at the same time. The Committee's recommendations regarding Option grants and terms and conditions thereof will be conclusive.

        4.3  The Committee will have the sole responsibility for construing and interpreting the Plan, for establishing and amending any rules and regulations as it deems necessary or desirable for the proper administration of the Plan, and for resolving all questions arising under the Plan. Any decision or action taken by the Committee arising out of or about the construction, administration, interpretation and effect of the Plan and of its rules and regulations will, to the extent permitted by law, be within its absolute discretion, except as otherwise specifically provided herein, and will be conclusive and binding on all Optionees, all successors, and any other person, whether that person is claiming under or through any Optionee or otherwise.

        4.4  No member of the Committee will be liable, in the absence of bad faith, for any act or omission with respect to his services on the Committee. Service on the Committee will constitute service as a member of the Board, so that the members of the Committee will be entitled to indemnification and reimbursement as Board members pursuant to its Bylaws.

        4.5  The Committee will regularly inform the Board as to its actions with respect to all Options granted under the Plan and the terms and conditions and any such Options in a manner, at any times, and in any form as the Board may reasonably request.

        5.    Participants.

        5.1  Participation in this Plan shall be limited to key personnel of the Corporation or of a Subsidiary, who are salaried employees of the Corporation or of a Subsidiary, consultants to the

Corporation or of a Subsidiary and, to the extent provided in Section 7, to directors of the Corporation who are not employees of the Corporation or of a Subsidiary.

        5.2  Subject to other provisions of this Plan, Options may be granted to the same participants on more than one occasion.

        5.3  The Committee's determination under the Plan including, without limitation, determination of the persons to receive Options, the form, amount and type of such Options, and the terms and provisions of Options need not be uniform and may be made selectively among otherwise eligible participants, whether or not the participants are similarly situated.

        6.    Terms and Conditions.

        6.1  Each Option granted under the Plan shall be evidenced by a written agreement, which shall be subject to the provisions of this Plan and to such other terms and conditions as the Corporation may deem appropriate.

        6.2  Each Option agreement shall specify the period for which the Option thereunder is granted (which in no event shall exceed ten years from the date of the grant for any NQO or any ISO subject to the pricing requirements of Section 6.3(a) hereof and five years from the date of grant for any ISO subject to the pricing requirements of Section 6.3(b) hereof) and shall provide that the Option shall expire at the end of such period.

        6.3  The exercise price per share shall be determined by the Committee at the time any Option is granted and shall be determined as follows:

          (a)  For employees who do not own stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or of any Subsidiary, the ISO exercise price per share shall not be less than one hundred percent (100%) of Fair Market Value of the Common Stock of the corporation on the date the Option is granted, as determined by the Committee.

          (b)  For employees who own stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or of any Subsidiary, the ISO exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Common Stock of the Corporation on the date the Option is granted, as determined by the Committee.

          (c)  The NQO exercise price per share shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock of the Corporation on the date the Option is granted, as determined by the Committee.

        6.4  The aggregate Fair Market Value (determined as of the time the Option is granted) of the Common Stock with respect to which an ISO under this Plan or any other plan of the Corporation or its subsidiaries is exercisable for the first time by an Optionee during any calendar year shall not exceed $100,000.

        6.5  An Option shall be exercisable at such time or times, and with respect to such minimum number of shares, as may be determined by the Committee at the time of the grant; provided, however, that the Committee may, in its discretion, accelerate the exercise date for any unexercisable Options when the Committee deems such action to be appropriate under the circumstances. The Option agreement may require, if so determined by the Committee, that no part of the Option may be exercised until the Optionee shall have remained in the employ of the Corporation or of a Subsidiary for such period after the date of the Option as the Committee may specify.

        6.6  The Committee may prescribe the form of legend which shall be affixed to the stock certificate representing shares to be issued and the shares shall be subject to the provisions of any repurchase agreement or other agreement restricting the sale or transfer thereof. Such agreements or restrictions shall be noted on the certificate representing the shares to be issued.

        6.7  The Committee will have the authority, in it discretion, to award reload option rights ("Reload Option Rights") in conjunction with the grant of Options. Reload Option Rights must be awarded at the time an Option is granted and each Option Agreement shall state whether the Committee has authorized Reload Option Rights with respect to underlying Options. Reload Option Rights awarded with respect to an Option shall provide that the Optionee who is an employee and who exercises the Option by delivering (or attesting to ownership of) Common Stock that have been held for at least six months instead of paying cash, or who pays tax withholding by delivering Common Stock, or by having Common Stock withheld from exercise, shall automatically be granted on the date of such exercise (the "Reload Date") an additional Option (a "Reload Option") (a) for that number of shares of Common Stock of the Company equal to the number of shares of Common Stock of the Company used by the Optionee to exercise the underlying Option or to pay tax withholding due upon such exercise; (b) having an exercise price not less than 100% of the Fair Market Value of the Common Stock covered by the Reload Option on the Reload Date; (c) having an expiration date not later than the expiration date of the Option being exercised and (d) otherwise having terms permissible for the grant of an Option under the terms of this Plan. Each Reload Option will become vested and exercisable, and shall have such additional terms and be subject to such additional restrictions and conditions, if any, as shall be determined, in its discretion, by the Committee, including, without limitation, a condition that the Optionee retain the shares issued upon exercise of the Option for a specified period of time. No Reload Option shall provide for a grant, when exercised of subsequent Reload Options.

        7.    Non-Employee Directors.    Each person who (a) is not an employee of the Corporation and who (i) is elected or re-elected as a director of the Corporation by the shareholders at any annual meeting of the shareholders or (ii) is serving an unexpired term as director on the date of an annual meeting in which any other non-employee director is elected, and (b) at the time of any such meeting, has served as director for at least six months of the year preceding the date of such meeting, shall, as of the date of such meeting, automatically receive an Option to purchase 1,000 shares of Common Stock for an Option price of not less than 100% of the fair market value of the Corporation's Common Stock on such date. All such Options shall be designated as non-qualified stock Options and shall be subject to the same terms and provisions as are then in effect with respect to the granting of non-qualified Options to officers and key employees of the Corporation and Subsidiaries, except that (a) such Options shall be exercisable immediately, and (b) the terms of such Options shall be ten years. Recipients of Options pursuant to this Section 7 shall not receive additional Options in the same year pursuant to Section 7 of the Corporation's Restated 1987 Stock Option Plan.

        8.    Exercise of Option.

        8.1  Each exercise of an Option granted hereunder, whether in whole or in part, shall be by written notice thereof, delivered to the President of the Corporation (or such other person as he may designate). The notice shall state the number of shares with respect to which the Options are being exercised and shall be accompanied by payment in full for the number of shares so designated. Shares shall be registered in the name of the Optionee unless the Optionee otherwise directs in his or her notice of election.

        8.2  Payment shall be made to the Corporation either (i) in cash, including check, bank draft or money order as authorized by the Corporation, or (ii) at the discretion of the Corporation, by delivering Corporation Common Stock already owned by the participant or a combination of Common Stock and cash. With respect to (ii), the Fair Market Value of stock so delivered shall be determined as of the date immediately preceding the date of exercise.

        8.3  Upon notification of the amount due and prior to, or concurrently with, the delivery to the Optionee of a certificate representing any shares purchased pursuant to the exercise of an Option, the Optionee shall promptly pay to the Corporation any amount necessary to satisfy applicable federal, state or local withholding tax requirements, provided that the Fair Market Value of such shares shall not exceed the minimum applicable tax withholding.

        8.4  If the terms of an Option so permit, an Optionee, other than a member of the Committee, may elect by written notice to the President of the Corporation (or such other person as he may designate), to satisfy the withholding tax requirements associated with the exercise of an option by authorizing the Corporation to retain from the number of shares of Common Stock that would otherwise be deliverable to the Optionee that number of shares having an aggregate Fair Market Value on the Tax Date equal to the tax payable by the Optionee under Section 8.3. Where shares are transferred to an Optionee prior to the Tax Date, the Optionee shall agree in any such election to surrender that number of shares having an aggregate Fair Market Value on the Tax Date equal to the tax payable by the Optionee under Section 8.3. Where the Optionee is an officer, director or beneficial owner of more than 10% of the Corporation's Common Stock, any such election shall be made (a) at least six (6) months following the grant of the Option, and (b) (i) at least six (6) months prior to the Tax Date, or (ii) within a ten-day "window period" following release of the Corporation's annual or quarterly financial results, all as required by Rule 16b-3(e) under the Securities Exchange Act of 1934 or rulings thereunder. In addition, any election to have shares withheld pursuant to this Section 8.4 will be irrevocable by the Optionee and will in any event be subject to the disapproval of the Committee.

        9.    Extraordinary Corporate Transactions.    New Options may be substituted for the Options granted under the Plan, or the Corporation's duties as to Options outstanding under the Plan may be assumed, by a corporation other than the Corporation, or by a parent or subsidiary of the Corporation or such corporation, in connection with any merger, consolidation, acquisition, separation, reorganization, liquidation or like occurrence in which the Corporation is involved. Notwithstanding the foregoing or the provisions of Section 10 hereof, in the event such corporation, or parent or subsidiary of the Corporation or such corporation, does not substitute new Options for, and substantially equivalent to, the Options granted hereunder, or assume the Options granted hereunder, the Options granted hereunder shall terminate and thereupon become null and void (i) upon dissolution or liquidation of the Corporation, or similar occurrence, (ii) upon any merger, consolidation, acquisition, separation, reorganization, or similar occurrence, where the Corporation will not be a surviving entity or (iii) upon a transfer of substantially all of the assets of the Corporation or more than 80% of the outstanding Common Stock; provided, however, that each Optionee shall have the right immediately prior to or concurrently with such dissolution, liquidation, merger, consolidation, acquisition, separation, reorganization or similar occurrence, to exercise any unexpired Option granted hereunder without regard to any installment exercise restrictions.

        10.  Changes in Corporation's Capital Structure.    The existence of outstanding Options shall not affect in any way the right or power of the Corporation or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Corporation's capital structure or its business, or any merger or consolidation of the Corporation, or any issuance of Common Stock or subscription rights thereto, or any merger or consolidation of the Corporation, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise; provided, however, that if the outstanding shares of Common Stock of the Corporation shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares or recapitalization, the number and kind of shares subject to the Plan or subject to any Options theretofore granted, and the option exercise prices, shall be appropriately and equitably adjusted so as to maintain the proportionate number of shares without changing the aggregate option exercise price.

        11.  Assignments.    Any Option granted under this Plan shall be exercisable only by the Optionee to whom granted during his or her lifetime and shall not be assignable or transferable otherwise than by will or by the laws of descent and distribution.

        12.  Severance; Death; Disability.    An Option shall terminate, and no rights thereunder may be exercised, if the person to whom it is granted ceases to be employed by the Corporation or by a Subsidiary except that:

        12.1 If the employment of the Optionee is terminated by any reason other than his or her death or disability, the Optionee may at any time within not more than one month after termination of his or her employment, exercise his or her option rights but only to the extent they were exercisable by the Optionee on the date of termination of his or her employment; provided, however, that if the employment is terminated by deliberate, willful or gross misconduct as determined by the Committee, all rights under the Option shall terminate and expire upon such termination.

        12.2 If the Optionee dies while in the employ of the Corporation or a Subsidiary, or within not more than one month after termination of his or her employment, the Optionee's rights under the Option may be exercised at any time within six months following such death by his or her personal representative or by the person or persons to whom such rights under the option shall pass by will or by the laws of descent and distribution, but only to the extent they were exercisable by the Optionee on the date of death.

        12.3 If the employment of the Optionee is terminated because of permanent disability as determined by the Committee, the Optionee, or his or her legal representative, may at any time within not more than six months after termination of his or her employment, exercise his or her option rights but only to the extent they were exercisable by the Optionee on the date of termination of his or her employment.

        12.4 The Committee may, in its discretion, amend the terms of any Option to provide that it may be exercised beyond the time periods specified in Section 12.1, 12.2 or 12.3. Notwithstanding anything contained in Sections 12.1, 12.2 or 12.3 or this Section 12.4 to the contrary, no Option rights shall be exercisable by anyone after the expiration of the term of the Option.

        12.5 Transfers of employment between the Corporation and a Subsidiary, or between Subsidiaries, will not constitute termination of employment for purposes of any Option granted under this Plan. The Committee may specify in the terms and conditions of an Option whether any authorized leave of absence or absence for military or government service or for any other reasons will constitute a termination of employment for purposes of the Option and the Plan.

        13.  Rights of Participants.    Neither the participant nor the personal representatives, heirs, or legatees of such participant shall be or have any of the rights or privileges of a shareholder of the Corporation in respect of any of the shares issuable upon the exercise of an Option granted under this Plan unless and until certificates representing such shares shall have been issued and delivered to the participant or to such personal representatives, heirs or legatees.

        14.  Duration and Amendment.

        14.1 There is no express limitation upon the duration of the Plan, except for the requirement of the Code that all ISOs must be granted within ten years from the date the Plan is approved by the shareholders or ten years from the date of approval by the shareholders of the amendment to increase the shares available for issuance under the Plan, whichever is later.

        14.2 The Board may terminate or may amend the Plan at any time, provided, however, that the Board may not, without approval of the shareholders of the Corporation, (i) increase the maximum number of shares as to which Options may be granted under the Plan, (ii) permit the granting of Options at less than 100% of Fair Market Value at time of grant, or (iii) change the class of employees eligible to receive options under the Plan.

        15.  Approval of Shareholders.    This Plan expressly is subject to approval of holders of a majority of the outstanding shares of Common Stock of the Corporation, and if it is not so approved on or before one year after the date of adoption of this Plan by the Board, the Plan shall not come into effect, and any Options granted pursuant to this Plan shall be deemed cancelled.

        16.  Conditions of Employment.    The granting of an Option to a participant under this Plan who is an employee shall impose no obligation on the Corporation to continue the employment of any participant and shall not lessen or affect the right of the Corporation to terminate the employment of the participant.

COMMUNITY FIRST BANKSHARES, INC. ANNUAL MEETING OF SHAREHOLDERS Tuesday, April 22, 2003 10:00 a.m. Holiday Inn I-29 and 13th Avenue South Fargo, North Dakota 58103
520 Main Avenue, Fargo, North Dakota 58124-0001	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on April 22, 2003.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify below.

If no choice is specified, the proxy will be voted FOR Items 1, 2 and 3.

Only stockholders of record at the close of business on February 28, 2003 will be entitled to receive notice of and to vote at the meeting.

By signing the proxy, you revoke all prior proxies and appoint Mark A. Anderson and Ronald K. Strand, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.

COMPANY #
CONTROL #

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE—TOLL FREE—1-800-240-6326—QUICK *** EASY *** IMMEDIATE

  •
  Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week until 11:00 a.m. (CT) on Monday April 21, 2003.

  •
  You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number (these numbers are located on the proxy card) and the last 4-digits of the U.S. Social Security Number or Tax Identification Number for this account. If you do not have a U.S. SSN or TIN please enter 4 zeros.

  •
  Follow the simple instructions the voice provides you.

VOTE BY INTERNET—www.eproxy.com/cfbx/—QUICK *** EASY *** IMMEDIATE

  •
  Use the Internet to vote your proxy 24 hours a day, 7 days a week until 12:00 p.m. (CT) on Monday April 21, 2003.

  •
  You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number (these numbers are located on the proxy card) and the last 4-digits of the U.S. Social Security Number or Tax Identification Number for this account to obtain your records and create an electronic ballot. If you do not have a U.S. SSN or TIN please leave blank.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Community First Bankshares, Inc., c/o Shareowner Services,SM P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

—Please fold here—

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1.	Election of Directors	01 Mark A. Anderson	02 Patrick Delaney	☐	Vote FOR
		03 John H. Flittie	04 Darrell G. Knudson		all nominees
		05 Dennis M. Mathisen	06 Marilyn R. Seymann		(except as marked)
		07 Harvey L. Wollman	08 Thomas Gallagher	☐	Vote WITHHELD
		09 Rahn K. Porter	10 Lauris N. Molbert		from all nominees
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the number(s) of the nominee(s) in the box provided to the right.)

  2.      Proposal Two:        To amend the Company's 1996 Stock Option Plan to increase the number of shares of Common Stock eligible for option grants under the Plan from 4 million shares to 5.9 million shares and to permit shares of Common Stock that are tendered for payment of the exercise price of an option to be available for subsequent issuance under the 1996 Stock Option Plan.

☐ FOR                        ☐ AGAINST                        ☐ ABSTAIN

  3.      Proposal Three:        To ratify and approve the appointment of Ernst & Young LLP, as independent public accountants for the Company

☐ FOR                        ☐ AGAINST                        ☐ ABSTAIN

  4.      In their discretion, on such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Dated: ____________________________________

Address Change?
Mark Box ☐ Indicate changes below:

Signature(s) in Box
Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

QuickLinks

ANNUAL MEETING OF STOCKHOLDERS, APRIL 22, 2003
SOLICITATION AND REVOCATION OF PROXIES
VOTING SECURITIES AND RIGHTS
SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
PROPOSAL ONE ELECTION OF DIRECTORS
The Board of Directors Recommends that the Stockholders Vote "For" Each of the Nominees Listed Above
EXECUTIVE COMPENSATION
OPTION GRANTS IN 2002 Individual Grants
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPARATIVE STOCK PERFORMANCE
AUDIT COMMITTEE REPORT
CERTAIN TRANSACTIONS
PROPOSAL TWO AMENDMENTS TO THE COMMUNITY FIRST BANKSHARES, INC. 1996 STOCK OPTION PLAN
Description of the 1996 Stock Option Plan as Amended
2003 Proposed Option Grants
PROPOSAL THREE APPOINTMENT OF INDEPENDENT AUDITORS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER PROPOSALS
ANNUAL REPORT
OTHER INFORMATION
APPENDIX A
Community First Bankshares, Inc. 2003 AUDIT COMMITTEE OF THE BOARD OF DIRECTORS CHARTER
COMMUNITY FIRST BANKSHARES, INC. 1996 STOCK OPTION PLAN